Exhibit 3.2

TROPICANA ENTERTAINMENT INC.

- A Delaware Corporation -

THIRD AMENDED AND RESTATED BYLAWS
(Adopted as of October 1, 2018)

ARTICLE I.

MEETINGS OF STOCKHOLDERS

Section 1.1  Annual Meetings.  The annual meeting of the stockholders for the election of directors of Tropicana Entertainment Inc. (the “Corporation”) and for the transaction of such other business as may properly come before such meeting shall be held each year on such date and at such time and place, within or outside the State of Delaware, as may be designated by the Board of Directors.

Section 1.2  Special Meetings.  Special Meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, the President, any Vice President, or the holders of a majority of the shares of the Corporation then issued and outstanding and entitled to vote at such meeting.  Any such meeting shall be held on such date and such time and place, within or outside the State of Delaware, as may be designated by the person or persons calling such meeting.

Section 1.3  Notice of Meetings; Waiver of Notice.

(a)  Notice of Meetings.  Whenever stockholders are required or permitted to take any action at a meeting, a written notice of the meeting shall be given by mail, facsimile, telegram, cable or personal delivery by or at the direction of the Chairman of the Board, if any, the Vice Chairman, if any, the President, any Vice President, the Secretary, any Assistant Secretary or other persons calling the meeting, and shall state the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called.  Unless otherwise provided by law, the written notice of any meeting shall be given not less than five (5) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting.  If mailed, such notice shall be directed to each stockholder at his address as it appears on the records of the Corporation.

(b)  Waiver of Notice.  Whenever notice is required to be given to the stockholders under any provision of law, the Certificate of Incorporation of the Corporation or these Bylaws, a written waiver signed by a stockholder entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when the stockholder attends such meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation.

Section 1.4  Quorum.  The presence at any meeting, in person or by proxy, of the holders of record of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business, except as otherwise provided by law or the Certificate of Incorporation of the Corporation.

Section 1.5  Adjournments.  In the absence of a quorum, a majority in interest of the stockholders entitled to vote, present in person or by proxy at a meeting, or, if no stockholder entitled to vote is present in person or by proxy, any officer entitled to act as chairman or secretary of such meeting, may adjourn the meeting to another time or place.

When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.  At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 1.6  Organization.  The Chairman of the Board, or, if there is no Chairman or in his absence or disability, the Vice Chairman, if any, or the President or any Vice President, or, in the absence of all of them, a chairman appointed by the stockholders, shall act as chairman of all meetings of stockholders.  The Secretary or, in his absence or disability, any Assistant Secretary, or, in the absence of both of them, a secretary appointed by the chairman of the meeting, shall act as secretary at all meetings of stockholders.

Section 1.7  Voting.  Unless otherwise provided in the Certificate of Incorporation of the Corporation or required by law, each stockholder shall be entitled to one (1) vote for each share of capital stock held by such stockholder which is registered in his name on the record date for the meeting.  Unless otherwise provided in the Certificate of Incorporation, directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors.  Except as otherwise provided by law, in all other matters the affirmative vote of a majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders.  Voting, including voting for the election of directors, need not be by written ballot.

Section 1.8  Proxies.  Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate actions in writing may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy provides for a longer period.  A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power.

Section 1.9  Stockholder List.  The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and number of shares registered in the name of each stockholder.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held.  The list shall also be produced and kept at the time and place of the meeting during the entire time thereof, and may be inspected by any stockholder who is present.

Section 1.10  Inspectors of Election.  In advance of any stockholders’ meeting, the Board of Directors may appoint one (1) or more inspectors to act at the meeting and make a written report thereof.  The Board of Directors may designate one (1) or more persons as alternate inspectors to replace any inspector who fails to act.  If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one (1) or more inspectors to act at the meeting.  Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability.

Section 1.11  Fixing the Record Date.  So that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix in advance a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and (a) in the case of a meeting, shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, or (b) in the case of a written consent, shall not exceed by more than ten (10) days the date upon which the resolution fixing the record date is adopted by the Board, or (c) in the case of any other action, shall not be more than sixty (60) days prior to such action.  Only those stockholders of record on the date so fixed shall be entitled to any of the foregoing rights, notwithstanding the transfer of any stock on the books of the Corporation after any such record date fixed by the Board of Directors.

ARTICLE II.

CONSENT OF STOCKHOLDER IN LIEU OF MEETING

Unless otherwise provided in the Certificate of Incorporation, any action required by law or these Bylaws to be taken at any annual or special meeting of stockholders of the Corporation may be taken without a meeting, without prior notice and without a vote if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation as required by law.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not so consented in writing.

ARTICLE III.

BOARD OF DIRECTORS

Section 3.1  Number.  The Board of Directors shall consist of such directors, not less than one (1), but not more than seven (7), in number as may be fixed from time to time by resolution of either the Board of Directors or the stockholders in accordance with applicable law (each being subject to any subsequent resolutions of either of them).

Section 3.2  Election and Term of Office.  Directors shall be elected at the annual meeting of the stockholders, except as provided in Sections 3.3 or 3.11 of these Bylaws.  Each director (whether elected at an annual meeting or to fill a vacancy or otherwise) shall hold office until his successor shall have been duly elected and qualified or until his earlier death, resignation or removal in the manner hereinafter provided.

Section 3.3  Vacancies and Additional Directorships.  Unless otherwise provided in the Certificate of Incorporation of the Corporation, vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director.  Unless otherwise provided in the Certificate of Incorporation of the Corporation, when one (1) or more directors shall resign from the Board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to be effective upon the effectiveness of such resignation or resignations.

Section 3.4  Meetings.

(a)  Regular Meetings.  The Board of Directors may by resolution provide for the holding of regular meetings for the organization of the Corporation, for the election of officers and for the transaction of such other business as may properly come before the meeting, and may fix the times and places at which such meetings shall be held.  Notice of regular meetings shall not be required to be given, provided that whenever the time or place of regular meetings shall be fixed or changed, notice of such action shall be given promptly by mail, electronic mail, facsimile, telegram, radio, cable, telephone or personal delivery to each director who shall not have been present at the meeting at which such action was taken, addressed, sent, delivered or communicated to him at his residence or usual place of business.

(b)  Special Meetings.  Special meetings of the Board of Directors may be called by or at the direction of the Chairman of the Board, if any, the Vice Chairman, if any, the President, any Vice President or one-third (1/3) or more of the directors then in office, except that when the Board of Directors consists of one (1) director, then such director may call a special meeting.  Except as otherwise required by law, notice of each special meeting shall be mailed to each director, addressed to him at his residence or usual place of business, at least five (5) days before the day on which such meeting is to be held, or shall be sent to him at such place by facsimile, telegram, radio or cable, or telephoned or delivered to him personally, not later than twenty-four (24) hours before the day on which such meeting is to be held.  Such notice shall state the time and place of such meeting, but need not state the purpose thereof, unless otherwise required by law, the Certificate of Incorporation of the Corporation or these Bylaws.

(c)  Waiver of Notice.  Whenever notice is required to be given to the directors under any provision of law, the Certificate of Incorporation of the Corporation or these Bylaws, a written waiver, signed by the director entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to notice.  Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when a director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of business because the meeting is not lawfully called or convened.  Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the directors need be specified in any written waiver of notice unless so required by the Certificate of Incorporation of the Corporation.

(d)  Participation by Conference Call.  Members of the Board of Directors may participate in any meeting of the Board by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 3.5  Quorum; Voting.  Unless the Certificate of Incorporation of the Corporation provides otherwise, at each meeting of the Board of Directors a majority of the total number of members of the Board of Directors shall constitute a quorum for the transaction of business, except that when the Board consists of only one (1) director, then one (1) director shall constitute a quorum.  Unless otherwise required by the Certificate of Incorporation of the Corporation or these Bylaws, a vote of the majority of the directors present at any meeting at which a quorum is present shall be the act of the Board

Section 3.6  Adjournments.  A majority of the directors present, whether or not a quorum is present, may adjourn any meeting to another time and place.  Notice of any adjournment of a meeting of the Board of Directors to another time or place shall be given to the directors who were not present at the time of the adjournment and, unless such time and place are announced at such meeting, to the directors who were present.

Section 3.7  Organization.  The Chairman of the Board, or if there is no Chairman or in his absence or disability, the Vice Chairman, if any, the President, or any Vice President, or in the absence of all of them, a chairman appointed by the directors present at such meeting, shall act as chairman at meetings of directors.  The Secretary, or in his absence or disability, any Assistant Secretary, or in the absence of all of them, a secretary appointed by the chairman of the meeting, shall act as secretary at all meetings of the Board of Directors.

Section 3.8  Action of Board Without Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board consent thereto in writing and such writing or writings are filed with the minutes of proceedings of the Board.

Section 3.9  Manner of Acting.  A member of the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the

Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or committees of the Board, or by any other person as to matters the director reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 3.10  Resignation of Directors.  Any director may resign at any time upon giving written notice of such resignation to the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, the President, any Vice President or the Secretary.  Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignation shall not be necessary to make it effective.

Section 3.11  Removal of Directors.  Any director or directors may be removed from office, either with or without cause, as provided by law.  At such meeting, a successor or successors may be elected by a plurality of the votes cast, or if any such vacancy is not so filled, it may be filled by the directors as provided in Section 3.3 of these Bylaws.

Section 3.12  Compensation of Directors.  Directors may receive such reasonable compensation for their services as directors, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing contained herein shall be construed to preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE IV.

COMMITTEES OF THE BOARD

Section 4.1  Designation and Powers.  The Board of Directors may, by a resolution passed by a majority of the Board of Directors in attendance at any meeting, designate one (1) or more committees, each committee to consist of one (1) or more of the directors of the Corporation.  Any such committee, to the extent provided in such resolution and permitted by law, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; provided, however, that no such committee shall have the power or authority to (a) amend the Certificate of Incorporation of the Corporation, except as permitted by law, (b) adopt an agreement of merger or consolidation, (c) recommend to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property or assets, (d) recommend to the stockholders a dissolution of the Corporation, or a revocation of a dissolution, or (e) amend the Bylaws of the Corporation.  Any such committee, to the extent provided in such resolution, shall have the power and authority to (i) declare a dividend, (ii) authorize the issuance of stock, or (iii) adopt a certificate of ownership and merger as permitted by law.

Section 4.2  Term of Office.  The term of office of the members of each committee shall be as fixed from time to time by the Board of Directors, subject to these Bylaws; provided, however, that any committee member who ceases to be a member of the

Board of Directors shall automatically and immediately cease to be a member of any committee thereof.

Section 4.3  Alternate Members and Vacancies.  The Board of Directors may designate one (1) or more directors as alternate members of any committee who, in the order specified by the Board of Directors, may replace any absent or disqualified member at any meeting of the committee.  If at a meeting of any committee one (1) or more of the members thereof should be absent or disqualified, and if either the Board of Directors has not so designated any alternate member or members or the number of absent or disqualified members exceeds the number of alternate members who are present at such meeting, then the member or members of such committee (including alternates) present at any meeting and not disqualified from voting, whether or not they constitute a quorum, may unanimously appoint another director to act at the meeting in the place of any such absent or disqualified member.  If any vacancy shall occur in any committee by reason of death, resignation, disqualification, removal or otherwise, the remaining member or members of such committee, so long as a quorum is present, may continue to act until such vacancy is filled by the Board of Directors.

Section 4.4  Meetings.  Each committee shall fix its own rules of procedure, and shall meet where and as and upon such notice as provided by such rules or by resolution of the Board of Directors.  Each committee shall keep regular minutes of its proceedings and all actions by each committee shall be reported to the Board of Directors at its next regular meeting succeeding any such action.  Members of any committee designated by the Board may participate in the meeting of the committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and such participation shall constitute presence in person at the meeting.

Section 4.5  Quorum; Voting.  At each meeting of any committee the presence of a majority of the total number of its members then in office shall constitute a quorum for the transaction of business; except that when a committee consists of one (1) member, then one (1) member shall constitute a quorum.  A vote of the majority of committee members present at a meeting of a committee at which a quorum is present shall be the act of such committee.

Section 4.6  Adjournments.  A majority of the members of a committee present, whether or not a quorum is present, may adjourn any meeting of such committee to another place and time.

Section 4.7  Action of Committee Without Meeting.  Any action required or permitted to be taken at any meeting of any committee designated by the Board of Directors may be taken without a meeting if all members of such committee consent thereto in writing and such writing or writings are filed with the minutes of the proceedings of such committee.

Section 4.8  Manner of Acting.  A member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of the Corporation’s officers or employees, or other committees of the Board of Directors, or by any other person as to matters the member reasonably believes are within such other person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

Section 4.9  Resignation of Committee Members.  Any member of a committee may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, the President, any Vice President or the Secretary.  Unless otherwise specified in such notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and acceptance of such resignation shall not be necessary to make it effective.

Section 4.10  Removal of Committee Members.  Any member of any committee may be removed with or without cause at any time by the Board of Directors.

Section 4.11  Compensation of Committee Members.  Committee members may receive such reasonable compensation for their services as committee members, whether in the form of salary or a fixed fee for attendance at meetings, with expenses, if any, as the Board of Directors may from time to time determine.  Nothing contained herein shall be construed to preclude any committee member from serving the Corporation in any other capacity and receiving compensation therefor.

ARTICLE V.

OFFICERS

Section 5.1  Officers.  The officers of the Corporation shall be a Chairman of the Board (if elected by the Board of Directors), a Vice Chairman of the Board (if elected by the Board of Directors), a President, one (1) or more Vice Presidents (if elected by the Board of Directors), a Secretary, a Treasurer, and such other officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws.

Section 5.2  Election, Term of Office and Qualifications.  Each officer (except such officers as may be appointed in accordance with the provisions of Section 5.3 of these Bylaws) shall be elected or appointed by a majority of the Board of Directors present at any meeting at which such election is held.  Unless otherwise provided in the resolution of election, each officer (whether elected at the first meeting of the Board of Directors after the annual meeting of stockholders or to fill a vacancy or otherwise) shall hold his office until the first meeting of the Board of Directors after the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his earlier death, resignation or removal.

Section 5.3  Subordinate Officers and Agents.  The Board of Directors may from time to time appoint other officers or agents (including, without limitation, one (1) or more Assistant Vice Presidents, one or more Assistant Secretaries and one or more Assistant Treasurers), to hold office for such periods, have such authority and perform such duties as are provided in these Bylaws or as may be provided in the resolutions appointing them.  The Board of Directors may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties.

Section 5.4  The Chairman of the Board.  The Chairman of the Board shall be elected by the Board of Directors.  He shall preside at all meetings of the Board of Directors and stockholders and shall see that all orders and resolutions of the Board of Directors are carried into effect.  Subject to the direction of the Board of Directors, he shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers and agents.  He may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.  From time to time the Chairman shall report to the Board of Directors all matters within his knowledge which the interests of the Corporation may require to be brought to the attention of the directors.  He shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors or these Bylaws.

Section 5.5  The Vice Chairman.  At the request of the Chairman of the Board, if any, or in his absence or disability, the Vice Chairman, if any, shall perform all the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all the restrictions of the Chairman of the Board.  The Vice Chairman may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.  The Vice Chairman shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board or these Bylaws.

Section 5.6  The President.  If there is no Chairman of the Board or Vice Chairman, or at the request of the Chairman of the Board or the Vice Chairman, or, in the absence or disability of the Chairman of the Board and the Vice Chairman, the President shall be the chief executive officer of the Corporation.  Subject to the authority and direction of the Chairman of the Board and the Vice Chairman, if any, and the Board of Directors, the President shall have all the powers of and be subject to all the restrictions of the Chairman of the Board, and shall have charge of the day to day supervision of the business, affairs and property of the Corporation.  The President may sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.  The President shall also have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman or these Bylaws.

Section 5.7  Vice President.  At the request of the President, or in his absence or disability, the Vice President designated by the Board of Directors shall perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions on the President.  Any Vice President may also sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and may sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, deeds, mortgages, bonds, contracts, agreements and other instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent.  Each Vice President shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or these Bylaws.

Section 5.8  The Secretary.  The Secretary shall:

(a)  record all the proceedings of meetings of the stockholders, the Board of Directors, and any committees thereof in a book or books to be kept for that purpose;

(b)  cause all notices to be duly given in accordance with the provisions of these Bylaws and as required by law;

(c)  whenever any committee shall be appointed pursuant to a resolution of the Board of Directors, furnish the chairman of such committee with a copy of such resolution;

(d)  be custodian of the records and the seal of the Corporation, and cause such seal to be affixed to (or a facsimile to be reproduced on) all certificates representing stock of the Corporation prior to the issuance thereof and all instruments the execution of which in the name and on behalf of the Corporation and under its seal shall have been duly authorized;

(e)  see that the lists, books, reports, statements, certificates and other documents and records required by law are properly kept and filed;

(f)  have charge of the stock and transfer books of the Corporation, and exhibit such books at all reasonable times to such persons as are entitled by law to have access thereto;

(g)  sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer of agent; and

(h)  in general, perform all duties incident to the office of Secretary and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or these Bylaws.

Section 5.9  Assistant Secretaries.  At the request of the Secretary, or in his absence or disability, the Assistant Secretary designated by the Secretary, the Board of Directors, the Chairman of the Board, the Vice Chairman, or the President, shall perform all the duties of the Secretary, and, when so acting, shall have all the powers of and be subject to all the restrictions on the Secretary.  Each Assistant Secretary shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, the Secretary or these Bylaws.

Section 5.10  The Treasurer.  The Treasurer shall:

(a)  have charge of and supervision over and be responsible for the funds, securities, receipts and disbursements of the Corporation;

(b)  cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies, or with such bankers or other depositories, as shall be selected in accordance with Section 7.3 of these Bylaws, or to be otherwise dealt with in such manner as the Board of Directors may direct from time to time;

(c)  cause the funds of the Corporation to be disbursed by checks or drafts upon the authorized depositories of the Corporation, and cause to be taken and preserved proper vouchers for all moneys disbursed;

(d)  render to the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, or the President, whenever requested, a statement of the financial condition of the Corporation and of all of his transactions as Treasurer;

(e)  cause to be kept at the Corporation’s principal office correct books of account of all of the Corporation’s business and transactions and such duplicate books of account as he shall determine and, upon application, cause such books or duplicates thereof to be exhibited to any director;

(f)  be empowered, from time to time, to require from the officers or agents of the Corporation reports or statements giving such information as he may desire or deem appropriate with respect to any or all financial transactions of the Corporation;

(g)  sign (which signature may be a facsimile signature), with any other officer thereunto duly authorized, certificates representing stock of the Corporation, the issuance of which shall have been duly authorized, and sign (which signature may be a facsimile signature) and execute, in the name and on behalf of the Corporation, instruments and documents duly authorized by the Board of Directors, except where the signing and execution thereof shall be expressly delegated by the Board of Directors to another officer or agent; and

(h)  in general, perform all duties incident to the office of Treasurer and have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or these Bylaws.

Section 5.11  Assistant Treasurer.  At the request of the Treasurer, or in his absence or disability, the Assistant Treasurer designated by the Treasurer, the Board of Directors, the Chairman of the Board, if any, the Vice Chairman, if any, or the President shall perform all the duties of the Treasurer, and, when so acting, shall have all the powers of and be subject to all the restrictions on the Treasurer.  Each Assistant Treasurer shall have such other powers and perform such other duties as may from time to time be prescribed by the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, the Treasurer or these Bylaws.

Section 5.12  Resignations.  Any officer may resign at any time by giving written notice of such resignation to the Board of Directors, the Chairman of the Board, the Vice Chairman, the President, any Vice President or the Secretary.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof by the Board of Directors or any such officer, and the acceptance of such resignation shall not be necessary for it to be effective.

Section 5.13  Removal.  Any officer specifically designated in Section 5.1 of these Bylaws may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors then in office.  Any officer or agent appointed pursuant to the provisions of Section 5.3 of these Bylaws may be removed with or without cause at any meeting of the Board of Directors by the affirmative vote of a majority of the directors present at such meeting or at any time by any superior officer or agent upon whom such power of removal shall have been conferred by the Board of Directors.

Section 5.14  Vacancies.  Any vacancy in any office (whether by reason of death, resignation, removal, disqualification or otherwise) shall be filled for the unexpired portion of the term in the manner prescribed by these Bylaws for regular elections or appointments to such office.

Section 5.15  Compensation.  The salaries of the officers of the Corporation shall be fixed from time to time by the Board of Directors, except that the Board of Directors may delegate to any person the power to fix the salaries or other compensation of any officers or agents appointed pursuant to the provisions of Section 5.3 of these Bylaws.  No officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

Section 5.16  Bonding.  The Corporation may secure the fidelity of any or all of its officers or agents by bond or otherwise.

ARTICLE VI.

INDEMNIFICATION OF OFFICERS, DIRECTORS AND OTHERS

Section 6.1  Right to Indemnification.  Each person who was or is made a party or is threatened to be made a party to or is involved (including, without limitation, as a witness)

in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she (or a person of whom he or she is the legal representative), is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee, fiduciary, or agent of another corporation or of a partnership, limited liability company, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “Indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a director, officer, or in any other capacity while so serving, shall be indemnified and held harmless by the Corporation to the full extent authorized by the General Corporation Law of the State of Delaware (the “DGCL”), as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, excise taxes and penalties under the Employee Retirement Income Security Act of 1974, as amended from time to time (“ERISA”), penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such Indemnitee in connection therewith, and such indemnification shall continue as to a person who has ceased to be a director, officer, partner, member or trustee and shall inure to the benefit of his or her heirs, executors and administrators. Each person who is or was serving as a director or officer of a subsidiary of the Corporation shall be deemed to be serving, or have served, at the request of the Corporation. Any indemnification (but not advancement of expenses) under this Article VI(unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment). Such determination shall be made with respect to a person who is a director or officer at the time of such determination (i) by a majority vote of the directors who were not parties to such proceeding(the “Disinterested Directors”), even though less than a quorum, (ii) committee of Disinterested Directors designated by a majority vote of Disinterested Directors, even though less than a quorum, (iii) if there are no such Disinterested Directors, or if such Disinterested Directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Section 6.2  Advancement of Expenses.  Expenses (including attorneys’ fees, costs and charges) incurred by an Indemnitee in defending a proceeding shall be paid by the Corporation in advance of the final disposition of such proceeding upon receipt of an undertaking (only if required by Delaware law) by or on behalf of the Indemnitee to repay all amounts so advanced in the event that it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Corporation as authorized in this Article VI. The majority of the Disinterested Directors or a committee thereof may, in the manner set forth above, and upon approval of such Indemnitee, authorize the Corporation’s counsel to represent such person, in any proceeding, whether or not the Corporation is a party to such proceeding.

Section 6.3  Procedure for Indemnification. Any indemnification or advance of expenses (including attorneys’ fees, costs and charges) under this Article VI shall be made promptly, and in any event within 30 days upon the written request of the Indemnitee (and, in the case of advance of expenses, receipt of a written undertaking by or on behalf of Indemnitee to repay such amount if it shall ultimately be determined that Indemnitee is not entitled to be indemnified therefor pursuant to the terms of this Article VI). The right to indemnification or advances as granted by this Article VI shall be enforceable by the Indemnitee in any court of competent jurisdiction, if the Corporation denies such request, in whole or in part, or if no disposition thereof is made within 30 days. Such person’s costs and expenses incurred in connection with successfully establishing his/her right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of expenses (including attorney’s fees, costs and charges) under this Article VI where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its board of directors, its independent legal counsel and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the DGCL, as the same exists or hereafter may be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment), nor the fact that there has been an actual determination by the Corporation (including its board of directors, a committee thereof, its independent legal counsel and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct. The procedure for indemnification of other employees and agents for whom indemnification is provided pursuant to this Article VI shall be the same procedure set forth in this Section 3 for directors or officers, unless otherwise set forth in the action of the board of directors providing indemnification for such employee or agent.

Section 6.4  Other Rights; Continuation of Right to Indemnification.  The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which a person seeking indemnification or advancement of expenses may be entitled under any law (common or statutory), bylaw, agreement, vote of stockholders or Disinterested Directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Corporation, and shall continue as to a person who has ceased to be a director or officer, and shall inure to the benefit of the estate, heirs, executors and administers of such person. All rights to indemnification under this Article VI shall be deemed to be a contract between the Corporation and each director or officer of the Corporation who serves or served in such capacity at any time while this Article VI is in effect. Any repeal or modification of this Article VI or any repeal or modification of relevant provisions of the DGCL or any other applicable laws shall not in any way diminish any rights to indemnification of such director or officer or the obligations of the Corporation arising hereunder with respect to any proceeding arising out of, or relating to, any actions, transactions or facts occurring prior to the final adoption of such modification or repeal. For the purposes of this Article VI, references to “the Corporation”

include all constituent corporations absorbed in a consolidation or merger as well as the resulting or surviving corporation, so that any person who is or was a director or officer of such a constituent corporation or is or was serving at the request of such constituent corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise shall stand in the same position under the provisions of this Article VI, with respect to the resulting or surviving corporation, as he or she would if he or she had served the resulting or surviving corporation in the same capacity.

Section 6.5  Insurance.   The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee or agent of the Corporation or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss asserted against him or her and incurred by him or her in any such capacity, whether or not the Corporation would have the power to indemnify such person against such expenses, liability or loss under the DGCL.

Section 6.6  Reliance. Persons who after the date of the adoption of this provision become or remain directors or officers of the Corporation or who, while a director or officer of the Corporation, become or remain a director, officer, employee or agent of a subsidiary, shall be conclusively presumed to have relied on the rights to indemnity, advance of expenses and other rights contained in this Article VI in entering into or continuing such service and such rights shall be deemed vested at the time such person commences service as a director or officer. The rights to indemnification and to the advance of expenses conferred in this Article VI shall apply to claims made against an Indemnitee arising out of acts or omissions which occurred or occur both prior and subsequent to the adoption hereof.

Section 6.7  Employees and Agents.  Persons who are not covered by the foregoing provisions of this Article VI and who are or were employees or agents of the Corporation, or who are or were serving at the request of the Corporation as employees or agents of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, may be indemnified to the extent authorized at any time or from time to time by the board of directors.

Section 6.8  Savings Clause.  If this Article VI or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each person entitled to indemnification under the first paragraph of this Article VI as to all expense, liability and loss (including attorneys’ fees and related disbursements, judgments, fines, ERISA excise taxes and penalties, penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such person and for which indemnification is available to such person pursuant to this Article VI to the full extent permitted by any applicable portion of this Article VI that shall not have been invalidated and to the full extent permitted by applicable law.

ARTICLE VII.

EXECUTION OF INSTRUMENTS AND
DEPOSIT OF CORPORATE FUNDS

Section 7.1  Execution of Instruments Generally.  Subject to the approval of the Board of Directors, the Chairman of the Board, the Vice Chairman, the President or any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation.  The Board of Directors may authorize any officer or officers or agent or agents to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation, and such authorization may be general or confined to specific instances.

Section 7.2  Borrowing.  No loans or advances shall be obtained or contracted for by or on behalf of the Corporation, and no negotiable paper shall be issued in the name of the Corporation, unless and except as authorized by the Board of Directors.  Such authorization may be general or confined to specific instances.  Any officer or agent of the Corporation thereunto so authorized may obtain loans and advances for the Corporation, and in connection with such loans and advances may make, execute and deliver promissory notes, bonds or other evidences of indebtedness of the Corporation.

Section 7.3  Deposits.  All funds of the Corporation not otherwise employed shall be deposited from time to time to its credit in such banks or trust companies or with such bankers or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents authorized to do so by the Board of Directors.  Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors may from time to time determine.

Section 7.4  Checks, Drafts, Etc.  All checks, drafts or other orders for the payment of money, and all notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers or agent or agents of the Corporation, and in such manner, as from time to time shall be determined by the Board of Directors.

Section 7.5  Proxies.  Proxies to vote with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman of the Board, the Vice Chairman, the President, or any Vice President, or by any other person or persons so authorized by the Board of Directors.

ARTICLE VIII.

STOCK

Section 8.1  Form and Execution of Certificates.  The shares of capital stock of the Corporation shall be represented by certificates in the form approved by the Board of Directors from time to time.  The certificates shall be signed by, or in the name of the

Corporation by, the Chairman of the Board, the Vice Chairman, the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on the certificates may be facsimile signatures.  In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Section 8.2  Regulations.  The Board of Directors may make such rules and regulations consistent with any governing statute as it may deem expedient concerning the issue, transfer and registration of certificates of stock and concerning certificates of stock issued, transferred or registered in lieu or replacement of any lost, stolen, destroyed or mutilated certificates of stock.

Section 8.3  Transfer Agent and Registrar.  The Board of Directors may appoint a transfer agent or transfer agents and a registrar or registrars of transfers for any or all classes of the capital stock of the Corporation, and may require stock certificates of any or all classes to bear the signature of either or both.

ARTICLE IX.

CORPORATE SEAL

The corporate seal shall be circular in form, shall bear the name of the Corporation and words denoting the Corporation’s organization under the laws of the State of Delaware and the year thereof, and otherwise shall be in such form as shall be approved from time to time by the Board of Directors.

ARTICLE X.

FISCAL YEAR

The fiscal year of the Corporation shall begin on the first day of January in each year or such other day as the Board of Directors may determine by resolution.

ARTICLE XI.

AMENDMENTS

In addition to the provisions, if any, in the Certificate of Incorporation of the Corporation relating to amendment of the Corporation’s Bylaws, the Bylaws of the Corporation may be amended or repealed, and new Bylaws may be made and adopted, by a majority of the votes cast at any annual or special stockholders’ meeting by holders of outstanding shares of stock of the Corporation entitled to vote thereon, provided, however that any vested rights to indemnification or advancement of expenses may not be amended without the consent of any person affected by such amendment.